UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):        May 29, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:        (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stock Option Awards and Restricted Stock Grants. On May 29, 2008, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) approved the grant of stock option awards and restricted stock grants in the amounts set forth below to the Company’s executive officers. On the same day, the Compensation Committee approved the grant of stock options in the amounts set forth below to the Company’s directors. All such stock option awards and restricted stock grants were made under the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (the “Plan”). Each stock option has an exercise price of $61.75 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on the date of grant), vests 25% per year over four years and expires ten years from the date of grant. The restricted stock vests 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant.
     The number of stock options awarded to the Company’s executive officers was determined by multiplying each such officer’s base salary by 20%, and then dividing the product by the per share option value (determined using the Black-Scholes valuation method). The number of stock options awarded to the Company’s Directors, in aggregate, was equal to the number of stock options awarded to the Company’s executive officers.
     The number of shares of restricted stock granted to the Company’s executive officers was determined in accordance with the Company’s Executive Bonus Plan in effect for the fiscal year ended March 31, 2008 (“Fiscal 2008) and based on the achievement by the Company of net income and working capital objectives during Fiscal 2008.

		Number of Shares of
Executive Officer Stock Option Grants	Number of Options	Restricted Stock
James R. Lines,	1,266	832
President and Chief Executive Officer
J. Ronald Hansen,	948	623
Vice President of Finance and Administration
and Chief Financial Officer
Alan Smith,	557	366
Vice President of Operations

Director Stock Option Grants	Number of Options
Helen H. Berkeley	462
Jerald D. Bidlack	462
H. Russel Lemcke	462
Gerard T. Mazurkiewicz	462
James J. Malvaso	462
Cornelius S. Van Rees	462

     Executive Officer Bonuses. On May 29, 2008, the Company’s Compensation Committee approved the payment of cash bonuses to each of the Company’s executive officers. Such bonuses were paid in accordance with the Company’s Executive Bonus Plan in effect for Fiscal 2008 and were based on the achievement by the Company during Fiscal 2008 of certain net income and working capital targets as well as the achievement of personal objectives by each executive officer during such year.

Executive Officer	Total Bonus
James R. Lines	$172,574
President and Chief Executive Officer
J. Ronald Hansen,	$92,125	(1)
Vice President of Finance and Administration and Chief Financial Officer
Alan E. Smith,	$63,248	(2)
Vice President of Operations
(1)	Also includes a special $5,000 bonus related to Mr. Hansen’s achievements in connection with the implementation of Sarbanes-Oxley internal controls.

(2)	Also includes a special $12,064 bonus in recognition of Mr. Smith’s efforts to improve the Company’s operating performance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: May 29, 2008	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President — Finance & Administration and Chief Financial Officer